SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2004

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Pollasky Avenue, Clovis, California		93612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)     Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 31, 2004, Central Valley Community Bancorp (NasdaqSmallCap: CVCY) and Bank of Madera County completed the merger under which Bank of Madera County merged with and into Central Valley Community Bank, the wholly owned subsidiary of Central Valley Community Bancorp in a combined cash and stock transaction valued at $12.40 million, or approximately $26.22 per share of Bank of Madera County common stock outstanding.

As of September 30, 2004, Bank of Madera County had approximately $63 million in assets, compared to $357 million in assets held by Central Valley Community Bancorp on that date.

Item 9.01. Financial Statements and Exhibits

(c)                             Exhibits

99.1 Central Valley Community Bancorp press release dated December 31, 2004 announcing the completion of the acquisition under which Bank of Madera County merged into Central Valley Community Bank, the wholly owned subsidiary of Central Valley Community Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: January 4, 2005	By: /s/ Daniel J. Doyle
Name: Daniel J. Doyle
Title: Chairman and Chief Executive Officer (principal executive officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release dated December 31, 2004 announcing the completion of the acquisition under which Bank of Madera County merged into Central Valley Community Bank, the wholly owned subsidiary of Central Valley Community Bancorp.